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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorpration by refernce in the following Registration Statements and Post-Effective Amendment of our report dated February 16, 2001, with respect to the consolidated financial statements of Oglebay Norton Company included in this Annual Report (Form 10-K) for the year ended December 31, 2000;

     Registration Statement Number 33-58819 on Form S-8 dated April 26,
       1995, pertaining to the Oglebay Norton Company Director Stock Plan;

     Post-Effective Amendment Number 1 to Registration Statement Number 33-58819 on Form S-8 dated February 22, 2000, pertaining to the Oglebay Norton Company Director Stock Plan;

     Registration Statement Number 333-02781 on Form S-8 dated April 24, 1996, pertaining to the Oglebay Norton Company Long-Term Incentive Plan;

     Post-Effective Amendment Number 1 to Registration Statement Number
       333-02781 on Form S-8 dated August 3, 1999, pertaining to the Oglebay Norton Company Long-Term Incentive Plan;

     Registration Statement Number 333-84243 on Form S-8 dated August 2, 1999, pertaining to the Oglebay Norton Company 1999 Long-Term Incentive Plan and Option AGreements with Two Executive Officers;

     Registration Statement Number 333-75225 on Form S-8 dated March 29, 1999, pertaining to the Oglebay Norton Company Performance Option Agreement;

     Registration Statement Number 333-75223 on Form S-8 dated March 29, 1999, pertaining to the Oglebay Norton Company Director Fee Deferral Plan;

     Registration Statement Number 333-75221 on Form S-8 dated March 29, 1999, pertaining to the Oglebay Norton Incentive Savings and Stock Ownership Plan;

     Registration Statement Number 333-53534 on Form S-4 dated January 11, 2001, pertaining to ON Minerals Company, Inc.


                                                  /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 7, 2001